Exhibit 23.2

W.G. TIMMINS

1016 – 470 Granville Street

Vancouver, BC

Tel/Fax: 604 682-5281

CONSENT OF AUTHOR

To:

United States Securities and Exchange Commission

I, William G. Timmins, P.Eng., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Geology Report on IQUE Claim” dated March, 2005 (the “Technical Report”), and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Cliff Rock Resources Corp.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Cliff Rock Resources Corp.

DATED:  January 11, 2006

   “William G. Timmins”

[Seal of Stamp of Qualified Person]

_____________________________________________

William G. Timmins